EXHIBIT 10.53
                            ASSET PURCHASE AGREEMENT

This Agreement is dated March 23, 1998, by and among BIOJECT MEDICAL TECHNOLOGIES INC., an Oregon corporation ("Purchaser"), VITAJET CORPORATION, a California corporation ("Seller"), and SERGIO LANDAU and MARA L. LANDAU (collectively, "Landau").

                                R E C I T A L S:

Seller manufactures and sells a needle-free injection system under the trademark "Vitajet" (the "Business"). Landau owns all of the issued and outstanding stock of Seller. Seller wishes to sell substantially all of the assets of the Business to Purchaser, and Purchaser wishes to purchase such assets, in accordance with the terms of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.  Sale and Purchase.

Subject to the terms and conditions of this Agreement, Seller agrees to sell and transfer to Purchaser on the Closing Date (as defined below) and Purchaser agrees to buy from Seller, substantially all of the assets of the Business, which shall include the inventory specified in Section 2, molds, trademarks, tradenames, patents, copyrights, trade secrets, FDA approval to market the Vitajet injector, customer lists, pending contracts to which Seller is a party, and records of the Business, together with the name "Vitajet" and all goodwill associated with such name (the "Assets"). A list of the Assets as of the date of this Agreement is attached hereto as Exhibit A. Items listed in Exhibit D and Exhibit E attached hereto are also Assets being transferred.

2. Assets and Business Not to be Transferred.

Seller shall retain, and Purchaser shall not acquire, Seller's cash, cash equivalents, bank accounts, corporate franchise, prepaid expenses, receivables, furniture, computers, office materials and vehicles. In addition, Seller shall retain all inventory of finished Vitajet injector units and syringes except for 12 injector units and 50 boxes of syringes, which shall be included in the Assets.

3.  Liabilities.

Purchaser does not assume any actual or contingent liability, obligation or commitment of Seller, other than liabilities and obligations related to the contracts that Purchaser is assuming that arise after Closing. Seller shall satisfy all liabilities being retained by Seller out of the proceeds of the sale or from other assets of Seller.

4.  Consideration.

The consideration (the "Purchase Price") for the transfer of the Assets shall be as follows.

(a) Purchaser shall issue to Seller at Closing (as defined in Section 9) 100,000 shares of Purchaser's common stock.

(b) Purchaser shall issue to Seller payments of 60,000 shares of Purchaser's common stock on each of March 31, 1999, 2000 and 2001, provided that Seller or Seller's agent, Landau, is making reasonable progress toward the achievement of the following goals (which are not necessarily listed in order of importance or priority):

(i) Technology transfer of current Vitajet 3 to Purchaser's Portland facility to be completed by September 30, 1998.

(ii) Designing, prototyping and validation testing of a modified version of the Vitajet 3, and an adaptation of Purchaser's standard disposable syringe, so that both products can work together, for subcutaneous injections of 0.5 cc. or less.

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(iii)Designing,  prototyping  and  validation  testing  of a low cost and  small
     (marker size) needle-free injector with disposable syringe for subcutaneous injections of 0.5 cc. or less.

(iv) Designing, prototyping and validation testing of a syringe/spacer and necessary adaptation of the standard Biojector or alternate injector, for intradermal injections of 0.5 cc. or less.

The goals specified above, which currently are expected to be completed by March 31, 2001, except as specified above, are subject to reasonable modifications by Purchaser.

(c) Purchaser shall issue to Seller up to an additional 90,000 shares of Purchaser's common stock if certain conditions are met by March 31, 2001. Seller will be entitled to receive such shares in the amounts specified below if Seller's existing products or new products designed by Seller or Seller's agent, Landau (such existing and new products to be referred to herein as the "Products"), result in aggregate revenues to Purchaser in the amounts specified below:

Aggregate Revenues                    Number of Shares

Up to $1,000,000                      30,000
$1,000,001 to $2,000,000              Additional 30,000
More than $2,000,000                  Additional 30,000

Aggregate revenues to be received by Purchaser from the Products will be calculated as follows:

(i) If one or more partnership agreements relating to the Products are signed by Purchaser and a third party by March 31, 2001, the revenues to be earned by Purchaser under each such partnership agreement will equal the amounts committed to be paid to Purchaser under such partnership agreement with respect to the Products during the first ten years after the partnership agreement is signed; and

(ii) If the Products are sold outside of a partnership arrangement, revenues from such sales will be included in the calculation as Products are shipped to third-party purchasers of the Products; provided, however, that Products must be shipped by March 31, 2001 to be included in the calculation of aggregate revenues.

All revenues committed to be received under each partnership agreement during the first ten years after the agreement is signed and all sales of the Products outside of partnership arrangements will be aggregated in meeting the milestones specified above. Once Seller has met a milestone, Purchaser will issue a stock certificate representing the earned shares within 30 days thereafter.

(d) The stock certificates representing the shares issued hereunder will bear such legends as the Company shall deem appropriate to reflect the restrictions on transfer imposed by federal and applicable state securities laws. Purchaser agrees to use reasonable efforts to file Form S-3 (or successor form) to register the shares issued hereunder within 90 days after each such issuance of shares.

(e) With respect to each Vitajet injector unit purchased in excess of the 12 units specified in Section 2, Purchaser shall pay to Seller $110. For each box of three-month supply of disposable items for inventory that Purchaser purchases in excess of the 50 boxes of syringes specified in Section 2, Purchaser shall pay Seller $19.

5.  Purchase Price Allocation.

Each of the parties shall report this transaction for all state and federal tax purposes in accordance with the allocation set forth on Exhibit B attached hereto and shall not file any tax return or report (including Form 8594) or otherwise take a position with federal or state tax authorities which is inconsistent with such allocation. The allocation is intended to comply with
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the related regulations.

6.  Taxes.

Seller shall pay when due the entire amount of any sales, use, transfer, excise, documentary and other like taxes or recording, filing or notary fees imposed by any state or governmental subdivision within such state in connection with the sale and transfer of the Assets. Personal property taxes shall be prorated as of Closing.

7.  Risk of Loss.

All right, title and interest and risk of loss with respect to the Assets shall pass to Purchaser at the Closing.

8.  Non-Competition.

In consideration of Purchaser's obligations under this Agreement, Landau and Seller each agree that neither of them shall, for a period of three years from the Closing Date, own, operate, represent, be employed by, or have any interest in any business that competes with Purchaser with respect to the design, manufacture or sale of needle-free injection systems anywhere in the world. In addition, Seller and Landau shall not suggest or encourage any customer or potential customer not to do business with Purchaser or to purchase products similar to, or sold in competition with, those sold by Purchaser from anyone other than Purchaser or do any act which may be detrimental to Purchaser.

9.  Closing.

The transactions contemplated by this Agreement shall be consummated (the "Closing") by facsimile at 2:00 p.m. on March 26, 1998, or by such other method or on such other date and time, as the parties shall mutually agree (the "Closing Date"). At the Closing, Purchaser and Seller shall take the following actions:

(a) Seller shall execute and deliver to Purchaser a bill of sale and other documents in a form reasonably acceptable to Purchaser transferring title to the Assets to Purchaser. Such documents shall include assignment of the name "Vitajet," and documents in form ready for filing changing Seller's corporate name to exclude such name.

(b) Purchaser shall take possession, or arrange for taking possession, of the Assets.

(c) Purchaser and Landau shall enter into an Employment Agreement in the form of Exhibit C attached hereto.

(d) Purchaser shall deliver to Seller a stock certificate representing 100,000 shares of Purchaser's common stock.

10. Representations and Warranties of Seller and Landau.

Seller and Landau jointly and severally represent and warrant to Purchaser that:

(a) Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of California. Seller has all requisite corporate power and authority to, and is entitled to, carry on its business as now conducted and to own or lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

(b) Authorization. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the contemplated transactions. Seller's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action. Seller and Landau have each duly executed and delivered this Agreement, which constitutes the valid and binding obligation of Seller and Landau, enforceable in accordance with its terms, subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. No consent or approval or filing (with any governmental agency or otherwise) is required for the execution of this Agreement. Landau owns all of the issued and outstanding stock of Seller.

(c) Effect of Agreement. The execution and delivery of this Agreement by Seller and Landau and consummation of the transactions contemplated by this Agreement shall not result in a breach, default (with or without notice or lapse of time, or both) or violation of, or the creation of any lien, charge or encumbrance pursuant to any provision of the Articles of Incorporation or Bylaws of Seller, any law or regulation of any governmental authority, foreign or domestic, or any provision of any agreement, instrument, understanding, order, judgment or decree to which Seller or any of its properties or assets is bound or affected.

(d) Title to Assets. Seller has good and marketable title to all of the Assets, all of the Assets are free and clear of restrictions on or conditions to transfer, and at the Closing, Seller shall transfer to Purchaser good title to all of the Assets, free and clear of any mortgages, liens, security interests, pledges, encumbrances, claims, conditions and restrictions, of any nature whatsoever, direct or indirect, whether accrued, absolute or contingent, known or unknown. Purchaser shall receive from Seller all of Seller's rights in the name "Vitajet" and Seller shall not attempt to convey any rights in such name to any other party.

(e)  Environmental Matters.

(i) Neither Seller nor Landau nor, to the best of their knowledge and belief, any other person has used, sold, treated, released, stored or disposed of any Hazardous Material (as defined below) used in or with or affecting the Assets in violation of any Applicable Law (as defined below).

(ii) Seller has not exposed its employees or others to Hazardous Materials in violation of Applicable Laws.

(iii)No action, investigation, proceeding, permit revocation, permit amendment, writ, injunction or claim is pending, nor has Seller received notice of any of the foregoing, concerning or relating to (i) the use, storage, sale or disposal of any Hazardous Material related to or affecting the Assets, (ii) the release of or the exposure of any person to Hazardous Materials as a consequence of the activities related to or affecting the Business, or
     (iii) the presence of any Hazardous Material in or on any property that has been owned, leased, operated or occupied by Seller which is related to or affecting the Assets.

(iv) For purposes of this Agreement, the term "Applicable Law" shall mean any statute, regulation, rule, order or law that relates to the use, sale, treatment, disposal or storage of any material ("Hazardous Material") including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act and all applicable state and local laws and regulations.

(f) Employees. Seller has no liability to any of its employees or former employees for severance or termination pay, or for any unfunded pension liability, which will either attach to the Assets being sold to Purchaser hereunder or in any way become the liability of Purchaser following the closing of the purchase and sale transaction contemplated by this Agreement. Any such liability will be funded by Seller from the payment being made to Seller by Purchaser hereunder.

(g) Plant Closure Notice. Seller has provided all notices, if any, that may be required by the Worker Adjustment and Retraining Notification Act on account of employment terminations arising from the transactions contemplated by this Agreement. Such notices fully comply with requirements of such Act and the related regulations. Seller has paid any and all compensation and benefits that may be due to Seller's employees and former employees under such Act.

(h) Compliance with Laws. Seller has complied with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation (including all applicable laws of Brazil) with respect to the conduct of its business, or the ownership or operation of its business or the Assets.

(i) Litigation. There are no pending or threatened claims, litigation or proceedings of any nature against Seller or Landau or to which Seller or Landau is a party which could result in any lien or encumbrance on the Assets or in any way impair the ability of Seller or Landau to fully perform their obligations under this Agreement.

(j) Tax Matters. Seller has filed with the appropriate United States, state and local governmental agencies all tax returns and reports required to be filed by Seller and has paid, or has made provision for the payment of, and has made adequate reserves therefor on its books and records, all taxes which have become due. All such returns and reports are accurate and complete to the best of Seller's knowledge, and Seller has paid in full or has made adequate provision for the payment of, and has made adequate reserves therefore on its books and records, all taxes, interest, penalties, assessments or deficiencies shown to be due on such tax returns and reports. Seller has made withholding of tax (and transmittals of the same) required to be made under all applicable tax regulations.

(k) Condition of Assets. The Assets are in good repair and operating condition and are fit for their intended purpose, except for reasonable wear and tear.

(l) Financial Statements. Seller's financial statements (the "Financial Statements") have been delivered to Purchaser. The Financial Statements are complete and correct in all material respects, were prepared from the books and records of Seller and fairly present the financial position of Seller at the date thereof. All assets reflected on the Financial Statements remain the assets of Seller located on its business premises as of the date hereof, except for sales of inventory and other assets consumed in the ordinary course of business.

(m) Intellectual Property. Attached hereto as Exhibit D is a true and complete list of all patents and patent applications owned or pursued by Seller, and of all trademarks, tradenames and copyrights of Seller for which Seller has applied for or received a registration from any federal, state or local governmental authority (collectively the "Intellectual Property"). Seller is the sole owner of the Intellectual Property free of all liens, encumbrances and security interests, and none of the Intellectual Property infringes upon the rights of any third party.

(n) Manufacturing Cost. The manufacturing cost of the Vitajet device does not exceed $110.

(o) FDA Approval. Seller has received FDA approval to market the Vitajet injector. Purchaser agrees to pay the expenses of transferring such FDA approval to Purchaser.

(p) Status of Contracts. Attached hereto as Exhibit E is a list of all contracts to which Seller is a party and that Seller is assigning to Purchaser hereunder. Each of such contracts is a binding agreement of the parties thereto, and each of the parties thereto is current in its obligations to the other parties thereto. No consent of any party is required to assign the contracts to Purchaser.

11. Representations and Warranties of Purchaser.

Purchaser represents and warrants to Seller and Landau as follows:

(a) Organization. Purchaser is a corporation duly organized, validly existing and having an active status under the laws of the state of Oregon. Purchaser has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties as and in the places where such business is now conducted.

(b) Authorization. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by
     Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. No consent or approval or filing (with any governmental agency or otherwise) is required for the execution of this Agreement.

12. Operation of Business Prior to Closing Date.

During the period from the date of this Agreement up to the Closing Date, Seller shall operate its business in the usual, regular and ordinary course and in substantially the same manner as operated previously.

13. Employees.

At or before the Closing, Seller shall terminate the employment of all of its employees. Following Closing, Purchaser may, without obligation, accept and consider applications from Seller's employees and may offer employment, at Purchaser's sole discretion, to any of such persons under terms acceptable to Purchaser.

14. Conditions Precedent to the Obligations of Seller and Landau.

The obligations of Seller and Landau to consummate and effect this Agreement and the transactions contemplated by this Agreement shall be subject to the satisfaction at the Closing of each of the following conditions, any of which may be waived, in writing, by Seller or Landau:

(a) Representations, Warranties and Covenants. The representations and warranties of Purchaser in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date and Purchaser shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

(b) No Litigation. No action, suit, proceeding or investigation shall be pending or threatened before any court or government entity to restrain or prohibit, or to obtain specific damages, in respect of this Agreement or the consummation of the transactions contemplated by this Agreement and which, in the reasonable judgment of Seller or Landau, has a reasonable likelihood of success.

(c) Employment Agreement. At or prior to the Closing, Purchaser shall have executed an Employment Agreement in the form of Exhibit C.

15. Conditions Precedent to the Obligations of Purchaser.

The obligations of Purchaser to consummate and effect this Agreement and the transactions contemplated by this Agreement shall be subject to the satisfaction at the Closing of each of the following conditions, any of which may be waived, in writing, by Purchaser:

(a) Representations, Warranties and Covenants. The representations and warranties of Seller and Landau in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date, and Seller and Landau shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by either of them as of the Closing Date.

(b) Employment Agreement. At or prior to the Closing, Landau shall have executed an Employment Agreement in the form of Exhibit C.

(c) No Litigation. No action, suit, proceeding or investigation shall be pending or threatened before any court or government entity to restrain or prohibit, or to obtain specific damages, in respect of this Agreement or the consummation of the transactions contemplated by this Agreement and which, in the reasonable judgment of Purchaser, has a reasonable likelihood of success.

(d) No Adverse Changes. There shall have been no material adverse changes in Seller or its Business.

16.  Indemnification.

(a) By Seller and Landau. Seller and Landau shall defend, indemnify and hold Purchaser harmless from and against any and all claims, losses or liabilities (including reasonable attorney fees, court costs and expenses of investigation as determined by a court of competent jurisdiction), incurred by Purchaser or any of its affiliates: (i) as a result of any breach of Seller's or Landau's representations, warranties or covenants contained in this Agreement, or (ii) with respect to any liability of Seller or Landau not expressly assumed by Purchaser.

(b) By Purchaser. Purchaser shall defend, indemnify and hold Seller and Landau harmless from and against any and all claims, losses or liabilities (including reasonable attorney fees, court costs and expenses of investigation as determined by a court of competent jurisdiction), incurred by Seller, Landau or any of their affiliates as a result of any breach of Purchaser's representations, warranties or covenants contained in this Agreement.

17. Registration Rights. At any time within one year from the date of each issuance of shares to Seller pursuant to Section 4, Seller shall be entitled to request Purchaser to register such shares under the Securities Act of 1933; provided, however, that Purchaser shall only be required to register such shares on a Form S-3 Registration Statement (or successor form).

18.  Miscellaneous Provisions.

(a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party shall assign its rights or obligations under this Agreement to any third party without the prior written consent of the other parties.

(b) Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by certified mail, return receipt requested, postage prepaid, or sent by facsimile, with receipt confirmed, or sent by overnight delivery service as follows:

If to Purchaser:   Bioject Medical Technologies Inc.
                   Attn:  Chief Executive Officer
                   7620 SW Bridgeport Rd.
                   Portland, Oregon 97224
                   Facsimile: (503)642-9002

with copy to:      Tonkon Torp LLP
                   Attn:  Carol Dey Hibbs
                   1600 Pioneer Tower
                   888 S.W. Fifth Avenue
                   Portland, Oregon 97204-2099
                   Facsimile: (503) 972-3716

If to Seller or    Vitajet Corporation or
Landau:            Sergio Landau at
                   27071 Cabot Road, Suite 110 -or-  49 South Peak
                   Laguna Hills, California  92653  Laguna Niguel, CA
                   92677
                   Facsimile: (714) 582-8095
                   Facsimile: (714) 240-2059

Any of the addresses or facsimile numbers set forth above may be changed from time to time by written notice from the party requesting the change.

Such notices and other communications shall for all purposes of this Agreement be treated as being effective immediately if delivered personally, or five days after mailing by certified mail, return receipt requested, first-class postage prepaid, or upon confirmation of receipt of a notice sent by facsimile, or one day after deposit for delivery by an overnight delivery service.

(c) Alterations and Waivers. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy under this Agreement, whether by agreement of the parties or by custom, course of dealing or trade practice, shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought. No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement shall operate as a waiver of such provisions with respect to such occurrences.

(d) Governing Law. This Agreement shall be construed, governed and enforced in accordance with the laws of the state of Oregon, without regard to principles concerning the conflict of laws.

(e) Severability. In the event any provision of this Agreement or the application of any such provision shall be held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this Agreement shall remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

(f) Exhibits. The exhibits that are attached to and referred to in this Agreement are incorporated into and are a part of this Agreement.

(g) Integration and Entire Agreement. This Agreement and the exhibits and other documents referred to in this Agreement set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter of this Agreement and merge all prior and contemporaneous discussions between the parties. No party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as contained in this Agreement.

(h) Counterpart and Headings. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All headings and captions are inserted for convenience of reference only and shall not affect meaning or interpretation.

(i) Specific Performance. The parties acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement. The parties agree that, in the event of a violation of this Agreement, the nonbreaching party shall have the right to obtain injunctive or other similar relief, as well as any relevant damages, without the requirement of posting bond or similar measures.

(j) Survival. All representations and warranties of the parties made in this Agreement, as well as all obligations of the parties under this Agreement which by their nature require performance following Closing, shall survive the Closing.

(k) Joint and Several Liability. Seller and the Landau shall be jointly and severally liable with respect to the obligations of Seller and Landau under this Agreement.

(l) Bulk Sales Compliance. The parties waive compliance with the provisions of any applicable Bulk Sales Law, and Seller and Landau hereby agree to indemnify and hold Purchaser harmless with respect to any claims related to the failure to comply with such law.


IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

PURCHASER:  BIOJECT MEDICAL TECHNOLOGIES INC.


            By:  /s/ James O'Shea
                 James O'Shea
                 Chairman, President and
                 Chief Executive Officer


SELLER:     Vitajet Corporation


            By: /s/ Sergio Landau
                Sergio Landau, President


LANDAU:     Sergio Landau
            ---------------------------
            Mara L. Landau
            ---------------------------

LIST OF EXHIBITS


EXHIBIT A - ASSETS

EXHIBIT B - TAX ALLOCATION

EXHIBIT C - EMPLOYMENT AGREEMENT

EXHIBIT D - INTELLECTUAL PROPERTY

EXHIBIT E - CONTRACTS